UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2011

Strategic Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 658-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2011, SHC Michigan Avenue, LLC (the “Property Owner”) and New DTRS Michigan Avenue, LLC (the “Operating Lessee” and together with Property Owner, the “Borrower”), each a wholly owned subsidiary of Strategic Hotel Funding, L.L.C., the operating company of Strategic Hotels & Resorts, Inc. (the “Company”), entered into a mortgage loan with JPMorgan Chase Bank, National Association (“JPMorgan”), as lender (the “JPMorgan Loan”). The principal amount of the JPMorgan Loan is $145,000,000, which bears interest at a rate of 5.61% per annum. The JPMorgan Loan is secured by, among other things, a first priority mortgage with respect to the hotel commonly known as the InterContinental Chicago (the “Hotel”). The JPMorgan Loan has a ten-year term. The JPMorgan Loan replaces the $121,000,000 in financing previously encumbering the Hotel. The foregoing description of the JPMorgan Loan is qualified in its entirety by reference to (i) the Loan Agreement, dated as of July 28, 2011, by and between the Borrower and JPMorgan and (ii) the related Promissory Note, dated as of July 28, 2011, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K (this “Current Report”), respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in “Item 1.01 - Entry into a Material Definitive Agreement” of this Current Report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the closing of the JPMorgan Loan is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

This Current Report contains forward-looking statements about the Company. Except for historical information, the matters discussed in this Current Report are forward-looking statements subject to certain risks and uncertainties that could cause the actual results to differ materially, including but not limited to the following: availability of capital; ability to obtain, refinance or restructure debt or comply with covenants contained in the Company’s debt facilities; volatility in equity or debt markets; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in the Company’s current and proposed market areas; economic conditions generally and in the real estate market specifically, including deterioration of economic conditions and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with the Company’s disposition strategy; delays in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; the failure of closing conditions to be satisfied; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this Current Report, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Loan Agreement, dated as of July 28, 2011, by and among SHC Michigan Avenue, LLC, New DTRS Michigan Avenue, LLC and JPMorgan Chase Bank, National Association

10.2	Promissory Note, dated as of July 28, 2011

99.1	Press release dated July 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

July 29, 2011	By:	/s/ Paula Maggio
Name: Paula Maggio
Title: Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan Agreement, dated as of July 28, 2011, by and among SHC Michigan Avenue, LLC, New DTRS Michigan Avenue, LLC and JPMorgan Chase Bank, National Association

10.2	Promissory Note, dated as of July 28, 2011

99.1	Press release dated July 28, 2011